   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 1997

                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         NORTHERN ILLINOIS GAS COMPANY
                     (DOING BUSINESS AS NICOR GAS COMPANY)
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

               ILLINOIS                                          36-2863847
       (State of Incorporation)                       (IRS Employer Identification No.)

                                1844 FERRY ROAD
                        NAPERVILLE, ILLINOIS 60563-9600
                        TELEPHONE NUMBER -- 630/983-8888
   (Address and telephone number of registrant's principal executive offices)

                               DONALD W. LOHRENTZ
                          VICE PRESIDENT AND TREASURER
                                1844 FERRY ROAD
                        NAPERVILLE, ILLINOIS 60563-9600
                        TELEPHONE NUMBER -- 630/983-8888
           (Name, address and telephone number of agent for service)

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement when warranted by market conditions and other factors.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                               PROPOSED              PROPOSED
                                                               MAXIMUM               MAXIMUM              AMOUNT OF
      TITLE OF EACH CLASS OF           AMOUNT BEING         OFFERING PRICE          AGGREGATE            REGISTRATION
   SECURITIES BEING REGISTERED          REGISTERED            PER UNIT*          OFFERING PRICE*             FEE
--------------------------------------------------------------------------------------------------------------------------
First Mortgage Bonds                   $175,000,000              100%              $175,000,000            $51,625
==========================================================================================================================

*Estimated solely for purpose of calculating amount of registration fee.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED DECEMBER 18, 1997

                         NORTHERN ILLINOIS GAS COMPANY
                     (DOING BUSINESS AS NICOR GAS COMPANY)
                       $175,000,000 FIRST MORTGAGE BONDS

                             ----------------------

     Northern Illinois Gas Company, an Illinois corporation doing business as Nicor Gas Company ("Nicor Gas Company" or the "Company") may offer and sell, in one or more series, up to $175,000,000 aggregate principal amount of First Mortgage Bonds (the "New Bonds") on terms determined at the time or times of sale. The specific aggregate principal amount of any series of New Bonds, public offering and purchase price, maturity, rate of interest, time of payment of interest, any redemption terms or other specific terms, and information concerning distribution (including the names of any underwriters, dealers or agents, their compensation and the resulting net proceeds to the Company) of the New Bonds in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement. No sinking fund is to be provided for the New Bonds.

     The New Bonds will be sold directly by the Company or to underwriters or dealers or through agents named herein (or designated from time to time) or to a group of underwriters or dealers which may be represented by any one or more of such firms. (See "Plan of Distribution.")

                             ----------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             ----------------------

               The date of this Prospectus is December   , 1997.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission").

     Such reports and other information may be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C.; 500 West Madison Street, Chicago, Illinois; and Seven World Trade Center, New York, New York, and copies of such material may be obtained from the Public Reference Section of the Commission in Washington, D.C. 20549 at prescribed rates. The Company files its reports and other information electronically with the Commission and these documents can be accessed from the Commission's web site (http://www.sec.gov).

                           INCORPORATION BY REFERENCE

     The following documents, which have heretofore been filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

          (a) Annual Report on Form 10-K for the year ended December 31, 1996;
     and

            (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing such documents.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in the information that the Prospectus incorporates. Written requests should be directed to Donald W. Lohrentz, Vice President and Treasurer, Nicor Gas Company, P.O. Box 190, Aurora, Illinois 60507-0190. The Company's telephone number is 630/983-8888.

                                  THE COMPANY

     Nicor Gas Company is a public utility engaged principally in the purchase, storage, distribution, sale and transportation of natural gas to the public in northern Illinois, generally outside the City of Chicago. Nicor Gas Company is subject to the jurisdiction of the Illinois Commerce Commission ("Ill.C.C.") which has authority to regulate substantially all phases of the public utility business in Illinois, including the issuance of long-term debt by the Company. The Company is a wholly owned subsidiary of Nicor Inc. ("Nicor"), a holding company exempt from regulation under the Public Utility Holding Company Act of 1935. The New Bonds are not obligations of, or guaranteed by, Nicor. The mailing address of Nicor Gas Company's general office is P.O. Box 190, Aurora, Illinois 60507-0190. The telephone number is 630/983-8888.

                                USE OF PROCEEDS

     The net proceeds from the sale of the New Bonds will be used for the refinancing, if desirable, of certain outstanding First Mortgage Bonds, for construction programs to the extent not provided by internally generated funds, and for general corporate purposes.

                              DESCRIPTION OF BONDS

     All references to the Company under "Description of Bonds" exclude its subsidiary. The properties of the Company's subsidiary, which are not material in the aggregate, are not subject to the lien of the Indenture and do not constitute bondable property under the Indenture.

     GENERAL. The New Bonds will be issued in one or more series under the Company's Indenture, dated as of January 1, 1954 (as supplemented by Supplemental Indentures heretofore executed), and Supplemental Indentures (each of which is hereafter referred to as the "New Supplemental Indenture"), creating the series in which the New Bonds are to be issued. These series will constitute the forty-first and subsequent series of bonds issued under the Indenture. The earlier series of bonds issued under the Indenture that are currently outstanding are as follows:

                                                                AMOUNT AUTHORIZED,
                                                              ISSUED AND OUTSTANDING
SERIES                                                          NOVEMBER 30, 1997
------                                                        ----------------------
5 7/8% due February 1, 1998.................................       $ 25,000,000
6 1/4% due February 1, 1999.................................         25,000,000
5 7/8% due May 1, 2000......................................         50,000,000
6.45% due August 1, 2001....................................         75,000,000
6.75% due June 1, 2002......................................         50,000,000
8 7/8% due August 15, 2021..................................         50,000,000
8 1/4% due July 15, 2022....................................         75,000,000
7 3/8% due July 1, 2023.....................................         50,000,000
8 1/4% due August 15, 2024..................................         50,000,000
7.26% due October 15, 2025..................................         50,000,000
7 3/8% due October 15, 2027.................................         50,000,000
                                                                   ------------
                                                                   $550,000,000
                                                                   ============

     Each series of the New Bonds will be dated the date of the applicable New Supplemental Indenture, will mature on such date or dates as are set forth in such New Supplemental Indenture, and will bear interest at the rate per annum specified in its title, payable semiannually in each year on the date which corresponds to the date of the New Supplemental Indenture and on the date which is six months thereafter, commencing with the date which is six months after the date of the New Supplemental Indenture. So long as there is no existing default in the payment of interest on the series of New Bonds, such interest shall be payable to the person in whose name each bond is registered on the record dates prescribed by the New Supplemental Indenture (whether or not a business day) next preceding the respective interest payment dates; provided, however, if and to the extent that the Company shall default in the payment of interest due on any such interest payment date, such defaulted interest shall be paid to the person in whose name each such bond is registered on the record date fixed in advance by the Company for the payment of such defaulted interest. Both principal and interest will be payable at the office or agency of the Company in The City of Chicago or, at the option of the registered owner, at the office or agency of the Company in The City of New York. Any installment of interest on the bonds may, at the Company's option, be paid by mailing checks for such interest payable to or upon the written order of the person entitled thereto to the address of such person as it appears on the registration books.

     The New Bonds will be delivered, in definitive form, as registered bonds in denominations of $1,000 each or of any authorized multiple thereof. No service charge will be made for any registration, transfer or exchange of bonds.

     Copies of the Indenture and a copy of the applicable New Supplemental Indenture, in substantially the form in which it is to be executed, except for certain terms to be set forth in the Prospectus Supplement which will be inserted after the sale of the series of New Bonds, are exhibits to the Registration Statement. Reference is made to such exhibits for a complete statement of the provisions of the Indenture and such New Supplemental Indenture. The following statements are brief summaries of certain of such provisions. The terms "permitted liens," "prior liens," "prior lien bonds," "retired" as used with respect to bonds, "property additions," "property of the character of property additions," "mortgage date of acquisition" and "utilized under the Indenture" are hereinafter used with the meanings ascribed to such terms, respectively, by the Indenture.

     REDEMPTION AND SINKING FUND. Any redemption provisions will be set forth in the Prospectus Supplement. No sinking fund is to be provided for the New Bonds.

     SECURITY. The New Bonds will rank equally and ratably as obligations of the Company with all bonds, irrespective of series, at any time outstanding under the Indenture. The Indenture constitutes a direct first mortgage lien on substantially all gas property and franchises (other than expressly excepted property) now owned by the Company, subject only to permitted liens. All gas property and franchises (other than expressly excepted property) hereafter acquired by the Company will, upon recordation or registration by the Company in accordance with its agreements under the Indenture, become subject to the lien of the Indenture, subject only to permitted liens and liens, if any, existing or placed on such property at the time of acquisition thereof. The Indenture contains limitations upon the acquisition of property subject to a prior lien and the transfer of all or substantially all of the property of the Company to another corporation the property of which is subject to a prior lien. In general, such limitations are based upon ratios of (a) principal amount of prior lien bonds to fair value of property securing such bonds and (b) net earnings of such property to interest charges on such bonds. The Company has agreed in the Indenture to maintain and protect the mortgaged property as an operating system.

     There are expressly excepted from the lien of the Indenture, whether now owned by the Company or hereafter acquired, certain real estate not used in the gas utility business, real estate held by the Company in the name of a nominee, cash and securities not specifically pledged under the Indenture, receivables, contracts (other than leases), materials, supplies, all gas in storage not included in the Company's utility plant accounts, merchandise, automobiles, trucks and other transportation equipment, office furniture and equipment, natural gas wells, natural gas leases and natural gas gathering lines.

     ISSUANCE OF ADDITIONAL BONDS. No bonds of any of the presently outstanding series may be issued in addition to the bonds of such series now outstanding, nor will any New Bonds be issuable in addition to the $175,000,000 principal amount of the New Bonds covered by this Prospectus. Subject to the provisions of the Indenture, additional bonds of any other series may be issued in principal amount equal to:

          (a) 66 2/3% of "net property additions" not previously utilized under the Indenture;

          (b) the amount of cash deposited with the Trustee as a basis for the issuance of such bonds; and

          (c) the amount of "bondable bond retirements" not previously utilized under the Indenture, such term being defined, in general, to include (1) the principal amount of bonds of any series retired otherwise than through a sinking fund, and (2) such percentage, if any, of the principal amount of bonds of any other series retired through a sinking fund as may be specified in the supplemental indenture creating such series (does not include the New Bonds or any previously issued series outstanding);

provided, however, that no such bonds in any event may be issued under (a) or
(b), or under (c) if the bonds to be issued bear a higher rate of interest than that borne by the bonds retired or being retired (except in case such bonds retired or being retired mature within two years), unless the "net earnings" of the Company for a 12 month period within the immediately preceding 15 month period shall have been equal to at least two and one-half times the annual interest on all bonds then outstanding under the Indenture, including the bonds then applied for but not including any bonds then being retired, and on all prior lien bonds then outstanding, not including any prior lien bonds then being retired.

     The term "net earnings" shall mean the earnings of the Company (including earnings or loss of any gas utility business acquired during the period for that part of the period prior to acquisition) computed by deducting from the revenues of the Company the operating expenses, depreciation and taxes of the Company except (a) charges for the amortization, write-down or write-off of acquisition adjustments or intangibles; (b) property losses charged to operations; (c) provisions for income and excess or other profits taxes imposed on income after the deduction of interest charges, or charges made in lieu of such taxes; (d) interest charges; and (e) amortization of debt and stock discount and expense or premium. Any net profit or net loss from merchandising and jobbing is to be deducted from operating expenses or added to operating expenses, as the case may be. Net non-operating income from property and securities not subject to the lien of the Indenture may be included in revenues but only to the extent of not more than 10% of the total of such net earnings. No profits or losses on disposition of property or securities or on the reacquisition of securities shall be included in net earnings.

     "Net property additions" means the amount of $9,000,000, plus the cost or fair value as of the mortgage date of acquisition thereof, whichever is less, of property additions (which may not include additions subject to a prior lien) after January 31, 1954, less all "current provisions for depreciation" made subsequent to that date, after deducting from such current provisions for depreciation the amount of the "renewal fund requirement," if any, for the year 1954 (last 11 months) and subsequent years.

     "Current provisions for depreciation" for any period means the greater of:

          (a) the total of the amounts appropriated for depreciation during such period on all property of the character of property additions subject to the lien of the Indenture but not subject to a prior lien, increased or decreased, as the case may be, by net salvage for such period, such amounts not to include, however, provisions for depreciation charged to surplus, charges to income or surplus for the amortization, write-down or write-off of acquisition adjustments or intangibles, property losses charged to operations or surplus, or charges to income in lieu of income and excess or other profits taxes; or

          (b) an amount equal to one-twelfth of 2% for each calendar month of such period (or such lesser percentage as may, at intervals of not less than five years, be certified by an independent engineer as adequate) of the original cost, as of the beginning of such month, of all depreciable property of the character of property additions subject to the lien of the Indenture but not subject to a prior lien.

     As of November 30, 1997, net property additions available as the basis for the issuance of additional bonds amounted to approximately $431,939,000. As of November 30, 1997, there were no bondable bond retirements available as the basis for the issuance of additional bonds. The New Bonds will be issued first against any newly available bondable bond retirements and the balance against net property additions.

     Other than the security afforded by the lien of the Indenture and the restrictions thereunder as to issuance of additional first mortgage bonds described above, there are no provisions in the Indenture which afford holders of New Bonds protection in the event of a highly leveraged transaction involving the Company.

     RENEWAL FUND REQUIREMENT. Under the Indenture, the Company is required to pay to the Trustee in each year an amount of cash, as a renewal fund, equal to the excess, if any, of current provisions for depreciation for such year over the cost or fair value as of the mortgage date of acquisition thereof, whichever is less, of property additions for such year. Such amount, which will be the renewal fund requirement for such year, is subject to reduction by an amount equal to the amount, certified to the Trustee, of net property additions or bondable bond retirements, or both, not previously utilized under the Indenture. There was no renewal fund requirement for any of the years 1954 through 1995. The amount of the renewal fund requirement for the year 1996 was approximately $6,658,000, which amount was reduced by the utilization of an equivalent amount of net property additions.

     RELEASE OF PROPERTY AND WITHDRAWAL CASH. The Company may sell or otherwise dispose of and secure the release of any part of the mortgaged property upon deposit with the Trustee of cash in an amount equal to the fair value of the property released, which in no event may be less than the consideration received. If, however, the property to be released is subject to a prior lien, such property may be released upon a showing that it has been released from such prior lien upon due compliance with the release provisions thereof. Cash to be deposited upon the release of mortgaged property may, subject to certain limitations, be reduced by an amount not in excess of (a) the principal amount of purchase money obligations secured by purchase money mortgage upon the property to be released, and (b) the principal amount of any prior lien bonds secured by a prior lien on the property to be released, the payment of which bonds has been assumed by the purchaser.

Such cash may also be reduced by an amount equal to the amount of net property additions or bondable bond retirements, or both, not previously utilized under the Indenture.

     Cash deposited with the Trustee as a basis for the issuance of bonds may be withdrawn in an amount equal to 66 2/3% of the amount of net property additions not previously utilized under the Indenture, or in an amount equal to the amount of bondable bond retirements not previously utilized under the Indenture, or both. All other cash (except sinking fund cash) deposited with the Trustee to be held as part of the mortgaged property may be withdrawn in an amount equal to the amount of net property additions or bondable bond retirements, or both, not previously utilized under the Indenture.

     MODIFICATION OF INDENTURE. In general, modifications or alterations of the Indenture and indentures supplemental thereto and of the rights and obligations of the Company and of the bondholders, and waivers of compliance with the Indenture and indentures supplemental thereto, may with the approval of the Company be made upon the affirmative vote of holders of 66 2/3% in principal amount of the bonds entitled to vote with respect to the matter involved, but no such modifications or alterations or waivers of compliance are permitted with respect to certain basic matters, such as terms of payment of principal, premium, if any, and interest on bonds (but not including sinking fund requirements) and, otherwise than as permitted by the Indenture, creation of liens ranking prior to or on a parity with the lien of the Indenture with respect to any of the mortgage property or the deprivation of any bondholder of his lien, or any reduction of the vote necessary to take such actions.

     DEFAULTS. The following are deemed as "completed defaults": default in the payment of principal on any bonds issued under the Indenture, including the New Bonds, when due and payable at maturity or upon redemption or by declaration or as otherwise provided in the Indenture; default for 60 days in the payment of interest on any of such bonds; default for 30 days after written notice to the Company in the payment of principal or interest (after the expiration of any applicable grace period) on prior lien bonds; default for 90 days after written notice to the Company in the performance of any other covenant of the Indenture, including any covenant relating to sinking fund obligations; and in certain events of bankruptcy and insolvency. The Company furnishes annually to the Trustee a certificate in respect of compliance or noncompliance by the Company with the covenants of the Indenture.

     In case one or more completed defaults shall occur and be continuing, the Trustee or the holders of not less than 25% in principal amount of the bonds then outstanding may declare the principal of all such bonds, together with all accrued and unpaid interest thereon, if not already due, to be due and payable immediately. No bondholder has the right to institute any proceeding for the enforcement of the Indenture unless such holder shall have given the Trustee written notice of some existing default and continuance thereof and the holders of not less than 25% in principal amount of the bonds then outstanding shall have requested the Trustee in writing to take action and have given the Trustee a reasonable opportunity to take such action. The Trustee is entitled to be indemnified before taking action to enforce the lien at the request of such bondholders.

     If, at any time after the occurrence of a completed default and before the sale of the mortgage property shall have been made, all arrears of principal and interest, together with other amounts described in the Indenture, shall either be paid by the Company or be collected and paid out of the mortgage property and all other defaults, if any, which shall have occurred, shall be remedied or cured, to the reasonable satisfaction of the Trustee, then the Trustee, upon the written request of the holders of a majority in principal amount of the bonds then outstanding, shall waive any such default.

     CONCERNING THE TRUSTEE. Harris Trust and Savings Bank ("Harris") is the Trustee under the Indenture. The Company and certain of its affiliates borrow from, and utilize many of the banking services offered by, Harris in the normal course of business.

                              PLAN OF DISTRIBUTION

     Nicor Gas Company may sell the New Bonds, in one or more series, for reoffering at fixed or varying prices to the public through underwriting syndicates led by one or more managing underwriters or through one or more of such firms acting alone. Firms which may act as managing underwriters with respect to the New Bonds include Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, Prudential Securities Incorporated and Salomon Brothers Inc. The specific managing underwriter or underwriters for each series will be set forth in the Prospectus Supplement relating to the specific series of New Bonds, together with the members of the underwriting syndicate, if any. If an underwriter is utilized in the sale, Nicor Gas Company will execute an underwriting agreement providing that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the New Bonds of the series being sold if any are purchased.

     The New Bonds may also be sold directly by Nicor Gas Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the New Bonds of any series will be named in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

     In connection with the sale of any series of the New Bonds, underwriters or agents may receive compensation from the Company in the form of discounts, concessions or commissions. Underwriters, agents or dealers that participate in the distribution of any series of the New Bonds may be deemed to be underwriters of such series, and any discounts or commissions received by them from Nicor Gas Company and any profit on the resale of the New Bonds of such series by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). The Prospectus Supplement will describe such discounts and commissions, all other underwriting compensation, and discounts and concessions to be allowed or paid to dealers. Underwriters or agents may be entitled under agreements entered into with Nicor Gas Company to indemnification by Nicor Gas Company against certain civil liabilities, including liabilities under the Act. Underwriters or agents may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

     If a dealer is utilized in the sale of any series of the New Bonds, Nicor Gas Company will sell the New Bonds of such series to the dealer as principal. The dealer may then resell the New Bonds of such series to the public at varying prices to be determined by such dealer at the time of resale. Other sales may be made, directly or through agents, to purchasers outside existing trading markets.

                                 LEGAL OPINIONS

     Certain legal matters in connection with the offering of the New Bonds will be passed upon for the Company by Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603, and by Wildman, Harrold, Allen & Dixon, 225 West Wacker Drive, Chicago, Illinois 60606 for any underwriter, dealer or agent named in the Prospectus Supplement.

                                    EXPERTS

     The consolidated financial statements and schedule included in the Annual Report on Form 10-K for the year ended December 31, 1996, incorporated by reference in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

=======================================================

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Available Information..................    2
Incorporation by Reference.............    2
The Company............................    2
Use of Proceeds........................    2
Description of Bonds...................    3
Plan of Distribution...................    7
Legal Opinions.........................    7
Experts................................    7

=======================================================
=======================================================

                                 [Company Logo]
                                 $     ,000,000

                              FIRST MORTGAGE BONDS

                                        % SERIES

                             DUE                  ,

                                   PROSPECTUS

=======================================================

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

          THE TERM "COMPANY" REFERS TO NORTHERN ILLINOIS GAS COMPANY.

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Estimated expenses of the Company in connection with the issuance and distribution of the New Bonds:

Bond rating fees............................................    $275,000
Trustee's fees and expenses.................................      20,000
Printing....................................................      50,000
Registration fee -- Securities and Exchange Commission......      51,625
Legal fees..................................................     133,000
"Blue Sky" fees and expenses................................      20,000
Preparation and delivery of New Bonds.......................      10,000
Accountants' fees and expenses..............................      30,000
Miscellaneous...............................................      30,375
                                                                --------
          Total.............................................    $620,000
                                                                ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is incorporated in Illinois. Section 8.75 of the Illinois Business Corporation Act of 1983 permits, and in some circumstances requires, indemnification of officers, directors and employees of the Company.

     The Articles of Incorporation of the Company provide indemnification for all officers, directors or employees of the Company. Coverage is also extended to persons who, at the request of the Company, serve, in any capacity, other corporations, associations or entities. Indemnification is provided, except in relation to matters as to which it is finally adjudged or determined that the person breached a duty to the Company, or the person failed to act in good faith for a purpose which the person reasonably believed to be in the best interest of the Company, or, in the case of criminal litigation, the person had reasonable cause to believe that such conduct was unlawful. If the required indemnification standard is met, indemnification may cover the liabilities and reasonable expenses of the person.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding, or claims to the extent covered by contracts of insurance) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Company maintains at its expense insurance policies which insure the Company and the officers and directors of the Company against certain liabilities, including certain liabilities which might arise under the Securities Act of 1933.

ITEM 16. EXHIBITS.

     See Exhibit Index, page S-4.

ITEM 17. UNDERTAKINGS.

                               RULE 415 OFFERING

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         ACCELERATION OF EFFECTIVENESS

     Reference is made to Item 15, Indemnification of Directors and Officers, for this Undertaking.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement specified in Transaction Requirement B.2. of Form S-3 will be met by the time of effectiveness and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, at its general office, 1844 Ferry Road, Naperville, Illinois, on the 18th day of December 1997.

                                          NORTHERN ILLINOIS GAS COMPANY
                                          (d/b/a Nicor Gas Company)

                                          By          DAVID L. CYRANOSKI
                                            ------------------------------------
                                                     David L. Cyranoski
                                                   Senior Vice President,
                                                  Secretary and Controller

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment thereto has been signed by the following persons in the capacities indicated on December 18, 1997.

                  SIGNATURE                                        TITLE
                  ---------                                        -----

THOMAS L. FISHER                               Chairman, President, Chief Executive Officer
---------------------------------------------  and Director
Thomas L. Fisher

DAVID L. CYRANOSKI                             Senior Vice President, Secretary and
---------------------------------------------  Controller and Principal Financial and
David L. Cyranoski                             Accounting Officer

ROBERT M. BEAVERS, JR.*                        Director

BRUCE P. BICKNER*                              Director

JOHN H. BIRDSALL, III*                         Director

W. H. CLARK                                    Director

JOHN E. JONES*                                 Director

DENNIS J. KELLER*                              Director

CHARLES S. LOCKE*                              Director

SIDNEY R. PETERSEN*                            Director

DANIEL R. TOLL*                                Director

PATRICIA A. WIER*                              Director

                                          *By          GEORGE M. BEHRENS
                                             -----------------------------------
                                             George M. Behrens
                                              (Attorney-in-fact)

                                 EXHIBIT INDEX

                            EXHIBITS FILED HEREWITH

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------                      -----------------------
 1.01      Form of proposed Underwriting Agreement.
 4.20      Form of proposed Supplemental Indenture.
 5.01      Legal Opinion.
23.01      Consent of Independent Public Accountants.
23.02      Consent of Counsel. (Reference is made to Exhibit 5.01 for this Consent.)
24.01      Powers of Attorney.
25.01      Statement of Eligibility of Trustee (Form T-1).

                       EXHIBITS INCORPORATED BY REFERENCE

     The exhibits listed below have been heretofore filed with the Securities and Exchange Commission as exhibits to registration statements or to other filings with the Commission and are incorporated herein as exhibits by reference. The file number and exhibit number of each such exhibit are stated, in parentheses, in the description of such exhibit.

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------                      -----------------------
 4.01      Indenture of Commonwealth Edison Company to Continental
           Illinois National Bank and Trust Company of Chicago,
           Trustee, dated as of January 1, 1954. (File No. 1-7296, Form
           10-K for 1995, Exhibit 4.01.)
 4.02      Indenture of Adoption of the Company to Continental Illinois
           National Bank and Trust Company of Chicago, Trustee, dated
           February 9, 1954. (File No. 1-7296, Form 10-K for 1995,
           Exhibit 4.02.)
 4.03      Supplemental Indenture, dated June 1, 1963, of the Company to Continental Illinois National Bank and Trust Company of
           Chicago, Trustee, under Indenture dated as of January 1,
           1954. (File No. 2-21490, Form S-9, Exhibit 2-8.)
 4.04      Supplemental Indenture, dated May 1, 1966, of the Company to
           Continental Illinois National Bank and Trust Company of
           Chicago, Trustee, under Indenture dated as of January 1,
           1954. (File No. 2-25292, Form S-9, Exhibit 2-4.)
 4.05      Supplemental Indenture, dated June 1, 1971, of the Company to Continental Illinois National Bank and Trust Company of
           Chicago, Trustee, under Indenture dated as of January 1,
           1954. (File No. 2-44647, Form S-7, Exhibit 2-03.)
 4.06      Supplemental Indenture, dated April 30, 1976, between Nicor
           Inc. and Continental Illinois National Bank and Trust
           Company of Chicago, Trustee, under Indenture dated as of
           January 1, 1954. (File No. 2-56578, Form S-9, Exhibit 2-25.)
 4.07      Supplemental Indenture, dated April 30, 1976, of the Company to Continental Illinois National Bank and Trust Company of
           Chicago, Trustee, under Indenture dated as of January 1,
           1954. (File No. 2-56578, Form S-9, Exhibit 2-21.)
 4.08      Supplemental Indenture, dated July 1, 1989, of the Company to Continental Bank, National Association, Trustee, under
           Indenture dated as of January 1, 1954. (File No. 1-7296,
           Form 8-K for June 1989, Exhibit 4-01.)

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------                      -----------------------
 4.09      Supplemental Indenture, dated August 15, 1991, of the
           Company to Continental Bank, National Association, Trustee,
           under Indenture dated as of January 1, 1954. (File No.
           1-7296, Form 8-K for August 1991, Exhibit 4-01.)
 4.10      Supplemental Indenture, dated July 15, 1992, of the Company to Continental Bank, National Association, Trustee, under
           Indenture dated as of January 1, 1954. (File No. 1-7296,
           Form 10-Q for June 1992, Exhibit 4-01.)
 4.11      Supplemental Indenture, dated February 1, 1993, of the
           Company to Continental Bank, National Association, Trustee,
           under Indenture dated as of January 1, 1954. (File No.
           1-7296, Form 10-K for 1992, Exhibit 4-17.)
 4.12      Supplemental Indenture, dated May 1, 1993, of the Company to
           Continental Bank, National Association, Trustee, under
           Indenture dated as of January 1, 1954. (File No. 1-7296,
           Form 10-Q for March 1993, Exhibit 4-02.)
 4.13      Supplemental Indenture, dated July 1, 1993, of the Company to Continental Bank, National Association, Trustee, under
           Indenture dated as of January 1, 1954. (File No. 1-7296,
           Form 10-Q for June 1993, Exhibit 4-01.)
 4.14      Supplemental Indenture, dated August 15, 1994, of the
           Company to Continental Bank, Trustee, under Indenture dated as of January 1, 1954. (File No. 1-7296, Form 10-Q for
           September 1994, Exhibit 4.01.)
 4.15      Supplemental Indenture, dated October 15, 1995, of the
           Company to Bank of America Illinois, Trustee, under
           Indenture dated as of January 1, 1954. (File No. 1-7296,
           Form 10-Q for September 1995, Exhibit 4.01.)
 4.16      Supplemental Indenture, dated May 10, 1996, of the Company to Harris Trust and Savings Bank, Trustee, under Indenture dated as of January 1, 1954. (File No. 1-7296, Form 10-Q for
           June 1996, Exhibit 4.01.)
 4.17      Supplemental Indenture, dated August 1, 1996, of the Company to Harris Trust and Savings Bank, Trustee, under Indenture dated as of January 1, 1954. (File No. 1-7296, Form 10-Q for
           June 1996, Exhibit 4.02.)
 4.18      Supplemental Indenture, dated June 1, 1997, of the Company to Harris Trust and Savings Bank, Trustee, under Indenture dated as of January 1, 1954. (File No. 1-7296, Form 10-Q for
           June 1997, Exhibit 4.01.)
 4.19      Supplemental Indenture, dated October 15, 1997, of the
           Company to Harris Trust and Savings Bank, Trustee, under
           Indenture dated as of January 1, 1954. (File No. 1-7296,
           Form 10-Q for September 1997, Exhibit 4.01.)
12.01      Consolidated Ratio of Earnings to Fixed Charges. (File No.
           1-7296, Form 10-Q for September 1997, Exhibit 12.01)